CROWN BANK
6600 France Avenue South, Suite 125· Edina, Minnesota 55435

MODIFICATION/AMENDMENT

ProUroCare Medical, Inc.
Loan # 4060026

March 28, 2011

The above referenced loan originally dated January 11, 2006 in the original amount of $1 ,200,000.00 and which may have been amended and restated from time to time is further modified and/or amended as follows:

The maturity date has been extended to September 28, 2011

All other terms and conditions of this note remain the same. By signing below, you agree with the modifications and/or amendments outlined above.

Crown Bank	ProUroCare Medical, Inc.

/s/ Kevin Howk	/s/ Richard Thon
Kevin Howk	Richard B. Thon
President	CFO

TELEPHONE 952-285-5800    www.crown-bank.com   FAX 952-285-5900